Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact:
May 20, 2009	Michael A. Carty at (812) 238-6000

First Financial Corporation Declares Semi-Annual Dividend

TERRE HAUTE, INDIANA – The directors of First Financial Corporation (NASDAQ: THFF) have declared a semi-annual dividend of 45 cents per share payable on July 1, 2009, to shareholders of record at the close of business June 15, 2009. Today’s declaration increases the total dividend paid in 2009 to 90 cents per share, a 2.3% increase from 2008.

Donald E. Smith, Chairman, noted that the corporation’s performance has made it possible to increase dividends to shareholders for 21 consecutive years.

“Even in difficult economic times, First Financial Corporation continues to produce reliable returns for shareholders,” he said. “Our financial strength and stability is reflected in the longevity of First Financial Bank, which this year is celebrating 175 years of continuous service-an impressive milestone by any measure.”

First Financial Corporation is the holding company for First Financial Bank N.A., with 48 banking centers in western Indiana and eastern Illinois; The Morris Plan Company of Terre Haute; and Forrest Sherer, Inc., a full service insurance agency.